Exhibit 21.1

Company Name	State of Incorporation	Country of Incorporation
152999 Canada Inc.		Canada
3072440 Nova Scotia Company		Canada
AB Kraft Foods Lietuva		Lithuania
Abades B.V.		Netherlands
Aberdare Developments Limited		Virgin Islands (British)
Aberdare Two Developments Limited		Virgin Islands (British)
AGF Kanto, Inc.		Japan
AGF SP, Inc.		Japan
AGF Suzuka, Inc.		Japan
Ajinomoto General Foods, Inc.		Japan
Alimentos Especiales, Sociedad Anonima		Guatemala
All Food N.V.		Belgium
Back to Nature Foods Company	Delaware	United States
Battery Properties, Inc.	Delaware	United States
Beijing Nabisco Food Company Ltd.		China
BIMO-Biscuiterie Industrielle du Moghreb SA		Morocco
Biscuit Brands (Kuan) Pte. Ltd.		Singapore
Biscuiterie de l’isle S.A.S.		France
Boca Foods Company	Delaware	United States
Branded Restaurant Group Inc.	Delaware	United States
Callard & Bowser-Suchard, Inc.	Delaware	United States
Capri Sun, Inc.	Delaware	United States
Carlton Lebensmittelvertriebs GmbH		Germany
Cheil Communications Inc.		Korea, Republic of
Chromium Acquisitions Limited		United Kingdom
Chromium Assets Limited		United Kingdom
Chromium Suchex LLP		United Kingdom
Churny Company, Inc.	Delaware	United States
Claussen Pickle Co.	Delaware	United States
Closed Joint Stock Company Kraft Foods Ukraine		Ukraine
Compania Venezolana de Conservas, C.A.		Venezuela
Confibel SPRL		Belgium
Continental Biscuits Ltd.		Pakistan
Corporativo Kraft, S. en N.C. de C.V.		Mexico
Cote d’Or Italia S.r.l.		Italy
Covenco Holding C.A.		Venezuela
Daesung Machinery		Korea, Republic of
DON Snack Foods Handelsgesellschaft mbH		Germany
Dong Suh Foods Corporation		Korea, Republic of
Dong Suh Oil & Fats Co., Ltd.		Korea, Republic of
El Gallito Industrial, S.A.		Costa Rica
Family Nutrition S.A.E.		Egypt
Fattorie Osella S.p.A.		Italy
Freezer Queen Foods (Canada) Limited		Canada
Freia AS		Norway

Company Name	State of Incorporation	Country of Incorporation
Fulmer Corporation Limited		Bahamas
General Biscuit Belgie BVBA		Belgium
General Biscuits Nederland B.V.		Netherlands
General Foods Pty. Ltd.		Australia
Generale Biscuit Egypt S.A.E.		Egypt
Generale Biscuit Glico France S.A.		France
Generale Biscuit SAS		France
Gernika B.V.		Netherlands
Gyori Keksz Kft SARL		Hungary
Hervin Holdings, Inc.	Delaware	United States
Industria de Colores y Sabores S.A.		Columbia
Japan Beverage, Inc.		Japan
Johann Jacobs GmbH		Germany
K&S Alimentos S.A.		Brazil
KFI-USLLC I	Delaware	United States
KFI-USLLC IX	Delaware	United States
KFI-USLLC VII	Delaware	United States
KFI-USLLC VIII	Delaware	United States
KFI-USLLC XI	Delaware	United States
KFI-USLLC XIII	Delaware	United States
KFI-USLLC XIV	Delaware	United States
KFI-USLLC XVI	Delaware	United States
KJS India Private Limited		India
Knutsen Boyelaster II K/S		Norway
Kohrs Packing Company	Delaware	United States
KPC Foods, Inc.	Delaware	United States
Kraft Beverage (Tianjin) Co., Ltd.		China
Kraft Biscuits Iberia, S.L.		Spain
Kraft Canada Inc.		Canada
Kraft Food Ingredients Corp.	Delaware	United States
Kraft Foods (Australia) Limited		Australia
Kraft Foods (Bahrain) W.L.L.		Bahrain
Kraft Foods (Beijing) Company Limited		China
Kraft Foods (China) Company Limited		China
Kraft Foods (Malaysia) Sdn Bhd		Malaysia
Kraft Foods (New Zealand) Limited		New Zealand
Kraft Foods (Philippines), Inc.		Philippines
Kraft Foods (Puerto Rico), LLC	Puerto Rico	United States
Kraft Foods (Shanghai) Co., Ltd.		China
Kraft Foods (Suzhou) Co., Ltd.		China
Kraft Foods (Thailand) Limited		Thailand
Kraft Foods (Trinidad) Unlimited		Trinidad and Tobago
Kraft Foods Argentina S.A.		Argentina
Kraft Foods AS		Norway
Kraft Foods Asia Pacific Services LLC	Delaware	United States

Company Name	State of Incorporation	Country of Incorporation
Kraft Foods Asia Pacific Services Pte Ltd		Singapore
Kraft Foods Ausser-Haus Service GmbH		Germany
Kraft Foods Aviation, LLC	Wisconsin	United States
Kraft Foods Bakery Companies, Inc.	Delaware	United States
Kraft Foods Belgium SPRL		Belgium
Kraft Foods Belgium Distribution BVBA		Belgium
Kraft Foods Belgium Intellectual Property BVBA		Belgium
Kraft Foods Belgium Production BVBA		Belgium
Kraft Foods Belgium Production Holdings BVBA		Belgium
Kraft Foods Belgium Services BVBA		Belgium
Kraft Foods Biscuit Brands Kuan LLC	Delaware	United States
Kraft Foods Biscuits Holdings CV		Netherlands
Kraft Foods Bolivia S.A.		Bolivia
Kraft Foods Brasil do Nordeste Ltda.		Brazil
Kraft Foods Brasil S.A.		Brazil
Kraft Foods Bulgaria AD		Bulgaria
Kraft Foods Caribbean Sales Corp.	Delaware	United States
Kraft Foods CEEMA GmbH		Austria
Kraft Foods Central & Eastern Europe Service BV		Netherlands
Kraft Foods Cesko Holdings B.V.		Netherlands
Kraft Foods Chile S.A.		Chile
Kraft Foods Colombia Ltda.		Colombia
Kraft Foods Colombia S.A.S.		Colombia
Kraft Foods Costa Rica, S.A.		Costa Rica
Kraft Foods CR s.r.o.		Czech Republic
Kraft Foods d.o.o. Belgrade		Serbia
Kraft Foods Danmark Aps		Denmark
Kraft Foods de Mexico, S. de R.L. de C.V.		Mexico
Kraft Foods de Nicaragua, S.A.		Nicaragua
Kraft Foods Deutschland GmbH		Germany
Kraft Foods Deutschland Holding GmbH		Germany
Kraft Foods Deutschland Intellectual Property GmbH & Co Kg		Germany
Kraft Foods Deutschland Production GmbH & Co Kg		Germany
Kraft Foods Deutschland Services GmbH & Co Kg		Germany
Kraft Foods Dominicana, S.A.		Dominican Republic
Kraft Foods Ecuador Cia. Ltda		Ecuador
Kraft Foods Eesti Osauhing		Estonia
Kraft Foods Egypt LLC		Egypt
Kraft Foods Egypt Trading LLC		Egypt
Kraft Foods El Salvador S.A. de C.V.		El Salvador
Kraft Foods Espana Biscuits Holdings B.V.		Netherlands
Kraft Foods Espana Commercial SLU		Spain
Kraft Foods Espana Holdings SLU		Spain
Kraft Foods Espana Intellectual Property S.L.U.		Spain
Kraft Foods Espana Production S.L.U.		Spain

Company Name	State of Incorporation	Country of Incorporation
Kraft Foods Espana Services SLU		Spain
Kraft Foods Europe GmbH		Switzerland
Kraft Foods Europe Procurement GmbH		Switzerland
Kraft Foods Europe Services GmbH		Switzerland
Kraft Foods European Business Services Centre, S.L.U.		Spain
Kraft Foods European Business Services Centre, s.r.o.		Slovakia
Kraft Foods Finance Europe AG		Switzerland
Kraft Foods Financing Luxembourg S.a.r.l.		Luxembourg
Kraft Foods France Biscuit S.A.S.		France
Kraft Foods France Intellectual Property SAS		France
Kraft Foods France SAS		France
Kraft Foods Galletas S.A.		Spain
Kraft Foods Global Brands LLC	Delaware	United States
Kraft Foods Global Brands, Inc.	Delaware	United States
Kraft Foods Global, Inc.	Delaware	United States
Kraft Foods Hellas Manufacturing S.A.		Greece
Kraft Foods Hellas S.A.		Greece
Kraft Foods Hellas Sales & Distribution S.A.		Greece
Kraft Foods Holding (Europa) GmbH		Switzerland
Kraft Foods Holdings LLC	Delaware	United States
Kraft Foods Holdings Services, Inc.	Delaware	United States
Kraft Foods Holdings Singapore Pte. Ltd.		Singapore
Kraft Foods Holland Holding B.V.		Netherlands
Kraft Foods Honduras, S.A.		Honduras
Kraft Foods Hungaria Kft.		Hungary
Kraft Foods Intercontinental Netherlands C.V.		Netherlands
Kraft Foods International Beverages LLC	Delaware	United States
Kraft Foods International Biscuit Holdings LLC	Delaware	United States
Kraft Foods International Europe Holdings LLC	Delaware	United States
Kraft Foods International Holdings Delaware LLC	Delaware	United States
Kraft Foods International Services LLC	Delaware	United States
Kraft Foods International, Inc.	Delaware	United States
Kraft Foods Ireland Limited		Ireland
Kraft Foods Italia Intellectual Property S.r.l.		Italy
Kraft Foods Italia Production S.r.l.		Italy
Kraft Foods Italia S.r.l.		Italy
Kraft Foods Italia Services S.r.l.		Italy
Kraft Foods Jamaica Limited		Jamaica
Kraft Foods Japan, K.K.		Japan
Kraft Foods Jaya (Malaysia) Sdn Bhd		Malaysia
Kraft Foods (Jiangmen) Co., Ltd.		China
Kraft Foods Kazakhstan LLP		Kazakhstan
Kraft Foods LA MB Holding B.V.		Netherlands
Kraft Foods LA MC B.V.		Netherlands
Kraft Foods LA NMB B.V.		Netherlands

Company Name	State of Incorporation	Country of Incorporation
Kraft Foods LA NVA B.V.		Netherlands
Kraft Foods LA VA Holding B.V.		Netherlands
Kraft Foods Latin America Holding LLC	Delaware	United States
Kraft Foods Laverune Production S.N.C.		France
Kraft Foods Limited		Australia
Kraft Foods Limited (Asia)		Hong Kong
Kraft Foods Luxembourg S.a.r.l.		Luxembourg
Kraft Foods Manufacturing Malaysia Sdn Bhd		Malaysia
Kraft Foods Manufacturing Midwest, Inc.	Delaware	United States
Kraft Foods Manufacturing West, Inc.	Delaware	United States
Kraft Foods Maroc SA		Morocco
Kraft Foods Middle East & Africa FZE		United Arab Emirates
Kraft Foods Middle East & Africa Ltd.		United Kingdom
Kraft Foods Namur Production SPRL		Belgium
Kraft Foods Nederland B.V.		Netherlands
Kraft Foods Nederland Biscuit C.V.		Netherlands
Kraft Foods Nederland Services B.V.		Netherlands
Kraft Foods Nederland Services B.V. y Campania S.C.		Spain
Kraft Foods Norge AS		Norway
Kraft Foods Norge Intellectual Property AS		Norway
Kraft Foods Norge Production AS		Norway
Kraft Foods North America and Asia B.V.		Netherlands
Kraft Foods Oesterreich GmbH		Austria
Kraft Foods Osterreich Production GmbH		Austria
Kraft Foods Packaging Polska Sp. z o.o.		Poland
Kraft Foods Panama, S.A.		Panama
Kraft Foods Peru S.A.		Peru
Kraft Foods Polska S.A.		Poland
Kraft Foods Portugal Iberia-Produtos Alimentares Unipessoal, Lda		Portugal
Kraft Foods Portugal Produtos Alimentares Lda.		Portugal
Kraft Foods Postres, S.A.		Spain
Kraft Foods Production Holdings BVBA		Belgium
Kraft Foods Production Holdings Maatschap		Belgium
Kraft Foods R & D, Inc.	Delaware	United States
Kraft Foods Romania SA		Romania
Kraft Foods Sales Co., Ltd.		China
Kraft Foods Schweiz GmbH		Switzerland
Kraft Foods Schweiz Holding GmbH		Switzerland
Kraft Foods Schweiz Production GmbH		Switzerland
Kraft Foods Services South Africa (Pty) Ltd.		South Africa
Kraft Foods Singapore Pte Ltd		Singapore
Kraft Foods Slovakia, a.s.		Slovakia
Kraft Foods South Africa (Pty) Ltd.		South Africa
Kraft Foods Strasbourg Production S.N.C.		France
Kraft Foods Sverige AB		Sweden

Company Name	State of Incorporation	Country of Incorporation
Kraft Foods Sverige Holding AB		Sweden
Kraft Foods Sverige Intellectual Property AB		Sweden
Kraft Foods Sverige Production AB		Sweden
Kraft Foods Taiwan Holdings LLC	Delaware	United States
Kraft Foods Trading Singapore Pte Ltd		Singapore
Kraft Foods UK Intellectual Property Limited		United Kingdom
Kraft Foods UK Ltd.		United Kingdom
Kraft Foods UK Production Limited		United Kingdom
Kraft Foods UK R&D Limited		United Kingdom
Kraft Foods Uruguay S.A.		Uruguay
Kraft Foods Venezuela, C.A.		Venezuela
Kraft Foods World Travel Retail GmbH		Switzerland
Kraft Foods Zagreb d.o.o.		Croatia
Kraft Foods, trgovska druzba, d.o.o., Ljubljana		Slovenia
Kraft Gida Sanayi Ve Ticaret Anonim Sirketi		Turkey
Kraft Guangtong Food Company, Limited		China
Kraft Holding, S. de R.L. de C.V.		Mexico
Kraft Insurance (Ireland) Limited		Ireland
Kraft Jacobs Suchard (Australia) Pty. Ltd.		Australia
Kraft Jacobs Suchard la Vosgienne		France
Kraft Malaysia Sdn Bhd		Malaysia
Kraft New Services, Inc.	Delaware	United States
Kraft Pizza Company	Delaware	United States
Kraft Reinsurance (Ireland) Limited		Ireland
Kraft Tian Mei Food (Tianjin) Co., Ltd.		China
Kraft, Inc.	Delaware	United States
Krema Limited		Ireland
KTL S. de R.L. de C.V.		Mexico
Kuan Enterprises Private Limited		Singapore
Lacta Alimentos Ltda		Brazil
Landers Centro Americana, Fabricantes de Molinos Marca “Corona”, S.A. de C.V.		Honduras
Lanes Biscuits Pty Ltd		Australia
Lanes Food (Australia) Pty Ltd		Australia
LLC Chipsy LYUKS		Ukraine
Lowney Inc.		Canada
LU Algerie SPA		Algeria
LU Antilles Guyane Caraibes SAS		France
LU France SAS		France
LU Ocean Indien SAS		France
LU Polska SA		Poland
LU Snack Foods GmbH		Germany
LU Suomi Oy		Finland
Lucky Life Insurance Co. Ltd.		Korea, Republic of
Merido Genussmittel GmbH		Germany

Company Name	State of Incorporation	Country of Incorporation
Merola Finance B.V.		Netherlands
Migabang Limited Company		Korea, Republic of
Mirabell Salzburger Confiserie-und Bisquit GmbH		Austria
Nabisco Arabia Co. Ltd.		Saudi Arabia
Nabisco Caribbean Export, Inc	Delaware	United States
Nabisco Food (Suzhou) Co. Ltd.		China
Nabisco Holdings I B.V.		Netherlands
Nabisco Holdings II B.V.		Netherlands
Nabisco Iberia, S.L.U.		Spain
Nabisco International Limited	Nevada	United States
Nabisco Inversiones S.R.L.		Argentina
Nabisco Philippines, Inc.		Philippines
Nabisco Royal Argentina LLC	Delaware	United States
Nabisco Taiwan Corporation		Taiwan
NISA Holdings LLC	Delaware	United States
NSA Holdings, L.L.C.	Delaware	United States
OAO “UNITED BAKERS - Pskov”		Russian Federation
OAO Bolshevik		Russian Federation
OMFC Service Company	Delaware	United States
ONKO Grossroesterei G.m.b.H.		Germany
OOO Kraft Foods Rus		Russian Federation
OOO Kraft Foods Sales & Marketing		Russian Federation
Opavia LU s.r.o.		Czech Republic
Opavia LU s.r.o.		Slovakia
Oy Kraft Foods Finland Ab		Finland
PT Kraft Foods Company Indonesia		Indonesia
PT Kraft Foods Indonesia		Indonesia
PT Kraft Indonesia		Indonesia
PT Kraft Symphoni Indonesia		Indonesia
PT Kraft Ultrajaya Indonesia		Indonesia
Perdue Trademark Subsidiary, Inc.	Delaware	United States
Phenix Leasing Corporation	Delaware	United States
Phenix Management Corporation	Delaware	United States
Pollio Italian Cheese Company	Delaware	United States
Productos Kraft, S. de R.L. de C.V.		Mexico
Produtos Alimenticios Pilar Ltda.		Brazil
Ritz Biscuit Company Limited		United Kingdom
Saiwa S.r.l.		Italy
Sam Kwang Glass Mfg.		Korea, Republic of
San Dionisio Realty Corporation		Philippines
Selba Nederland BV		Netherlands
Servicios Integrales Kraft S de R. L. de C.V.		Mexico
Servicios Kraft, S. de R.L. de C.V.		Mexico
Seven Seas Foods, Inc.	Delaware	United States
SIA Kraft Food Latvija		Latvia

Company Name	State of Incorporation	Country of Incorporation
Societe Tunisienne de Biscuiterie SA		Tunisia
Suno Estates, s.r.o.		Czech Republic
Symphony Biscuits Holdings Pte Ltd		Singapore
Taloca (Singapore) Pte Ltd.		Singapore
Taloca Cafe Ltda		Brazil
Taloca GmbH		Switzerland
Taloca y Cia Ltda.		Colombia
Tassimo Corporation	Delaware	United States
Tevalca Holding C.A.		Venezuela
The Hervin Company	Oregon	United States
The Kenco Coffee Company Limited		United Kingdom
The Knox Company	New Jersey	United States
The Yuban Coffee Company	Delaware	United States
United Biscuits Snacks (Shenzhen) Ltd.		China
Vict. Th. Engwall & Co., Inc.	Delaware	United States
West Indies Yeast Company Limited		Jamaica
Yili-Nabisco Biscuit & Food Company Limited		China